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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Sybase, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated January 20, 2000, except for Note Thirteen as to which the date is February 2, 2000, with respect to the consolidated financial statements and schedule of Sybase, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG, LLP


Walnut Creek, California
March 12, 2001